[Director Awards]

THE SIRIUSPOINT LTD.
2013 OMNIBUS INCENTIVE PLAN
DIRECTOR RESTRICTED SHARES
AWARD NOTICE
[Name]
You have been granted a number of shares of Restricted Shares as set forth below of SiriusPoint Ltd. (the “Company”), US $0.10 par value, pursuant to the terms and conditions of the SiriusPoint Ltd. 2013 Omnibus Incentive Plan (the “Plan”) and the Director Restricted Shares Agreement (together with this Award Notice, the “Agreement”). The Director Restricted Shares Agreement is attached hereto, and a copy of the Plan is publicly available or will be provided on request. Capitalized terms not defined herein shall have the meanings specified in the Plan or the Agreement.

Restricted Shares:	You have been awarded [______] shares of Restricted Shares of the Company, US $0.10 par value, subject to adjustment as provided in Section 5 of the Director Restricted Shares Agreement.
Grant Date:	[ ]
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SIRIUSPOINT LTD.
by
     Name:
     Title:

Acknowledgment, Acceptance and Agreement:

By signing below and returning this Award Notice to SiriusPoint Ltd., I hereby acknowledge receipt of the Agreement and the Plan, accept the Restricted Shares granted to me and agree to be bound by the terms and conditions of this Award Notice, the Agreement and the Plan.

____________________________________
Name:
[Signature Page to Director Restricted Shares Agreement]

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DIRECTOR RESTRICTED SHARES AGREEMENT
DIRECTOR RESTRICTED SHARES AGREEMENT (the “Agreement”) dated as of the Grant Date set forth in the Notice of Grant (as defined below), by and between SiriusPoint Ltd., a Bermuda exempted company (the “Company”), and the Eligible Director whose name appears in the Notice of Grant (the “Participant”), pursuant to the SiriusPoint Ltd. 2013 Omnibus Incentive Plan, as in effect and as amended from time to time (the “Plan”). Capitalized terms that are not defined herein shall have the meanings given to such terms in the Plan. Reference is made to that certain Agreement and Plan of Merger, dated as of August 6, 2020, among Sirius International Insurance Group, Ltd., a Bermuda exempted company limited by shares, the Company and Yoga Merger Sub Limited, a Bermuda exempted company limited by shares and a wholly owned subsidiary of Parent (the “Merger Agreement”).
1.Grant of Restricted Shares. The Company hereby evidences and confirms its grant to the Participant, effective as of the Grant Date, of the number of restricted shares of the Company (the “Restricted Shares”) specified in the SiriusPoint Ltd. 2013 Omnibus Incentive Plan Director Restricted Shares Award Notice delivered by the Company to the Participant (the “Notice of Grant”). This Agreement is subordinate to, and the terms and conditions of the Restricted Shares granted hereunder are subject to, the terms and conditions of the Plan, which are incorporated by reference herein. If there is any inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall govern. The Restricted Shares shall be considered a Service Award under the Plan.
2.Vesting of Restricted Shares; Restricted Period.
(a)Vesting. Except as otherwise provided in this Section 2, the Restricted Shares shall become vested, if at all, in three equal installments on each of the first through third anniversaries of the grant date set forth in the Notice of Grant (the “Grant Date”), subject to the Participant’s continued provision of Services to the Company or any Subsidiary thereof through such date. The period over which the Restricted Shares vest is referred to as the “Restricted Period.”
(b)Termination of Services.
(i)If, at any time during the Restricted Period, (x) the Participant’s Services on the Board terminate at the request of the Board without the Participant having engaged in events constituting Cause or (y) the Participant’s Services on the Board shall terminate by reason of the Participant’s death or Disability, all unvested Restricted Shares shall immediately vest upon such Termination of Services.
(ii)If, at any time during the Restricted Period, the Participant’s Services on the Board terminate for any reason other than as set forth in Section 2(b)(i), all unvested Restricted Shares shall immediately be forfeited and canceled effective as of the effective date of the Participant’s Termination of Services.

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(c)Change in Control. In the event of a Change in Control (which, for avoidance of doubt, shall not include the closing of the merger pursuant to the Merger Agreement), all unvested Restricted Shares shall fully vest on the effective date of the Change in Control.
3.Securities Law Compliance. Notwithstanding any other provision of this Agreement, the Participant may not sell the Restricted Shares that become vested unless such Shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), or, if such Shares are not then so registered, such sale would be exempt from the registration requirements of the Securities Act. The sale of such Shares must also comply with other applicable laws and regulations governing the Shares, and Participant may not sell the Shares if the Company determines that such sale would not be in material compliance with such laws and regulations.
4.Participant’s Rights with Respect to the Restricted Shares.
(a)Restrictions on Transferability. During the Restricted Period, the Restricted Shares granted hereby are not assignable or transferable, in whole or in part, and may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including without limitation by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Participant upon the Participant’s death.
(b)Rights as Shareholder; Dividends. The Participant shall be the record owner of the Restricted Shares until the Shares are sold or otherwise disposed of, and shall be entitled to all of the rights of a shareholder of the Company including, without limitation, the right to vote such shares and receive all dividends or other distributions paid with respect to such shares. Notwithstanding the foregoing, any non-cash dividends or other distributions shall be subject to the same restrictions on transferability as the Restricted Shares with respect to which they were paid. If the Participant forfeits any rights he has under this Agreement in accordance with Section 2, the Participant shall, on the date of such forfeiture, no longer have any rights as a shareholder with respect to the Restricted Shares and shall no longer be entitled to vote or receive dividends on such Shares.
(c)Shares Certificates. The Company may issue shares certificates or evidence the Participant’s interest by using a restricted book entry account with the Company’s transfer agent. Physical possession or custody of any shares certificates that are issued shall be retained by the Company until such time as the Restricted Shares vest.
5.Adjustment in Capitalization. The number, class or other terms of any outstanding Restricted Shares shall be adjusted by the Board to reflect any extraordinary dividend, shares dividend, shares split or share combination or any recapitalization, business combination, merger, consolidation, spin-off, exchange of shares, liquidation or dissolution of the Company or other similar transaction affecting the Shares in such manner as it determines in its sole discretion.

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6.Miscellaneous.
(a)Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.
(b)No Right to Continued Services. Nothing in the Plan or this Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries or Shareholders to terminate the Participant’s Services at any time, or confer upon the Participant any right to continue in the Services of the Company or any of its Subsidiaries.
(c)Section 83(b) Election. The Participant may make an election under Code Section 83(b) (a “Section 83(b) Election”) with respect to the Restricted Shares. Any such election must be made within thirty (30) days after the Grant Date. If the Participant elects to make a Section 83(b) Election, the Participant shall provide the Company with a copy of an executed version and satisfactory evidence of the filing of the executed Section 83(b) Election with the US Internal Revenue Service. The Participant agrees to assume full responsibility for ensuring that the Section 83(b) Election is actually and timely filed with the US Internal Revenue Service and for all tax consequences resulting from the Section 83(b) Election.
(d)Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.
(e)Data Privacy. By entering into this Agreement and accepting the Restricted Shares evidenced hereby, the Participant: (a) authorizes the Company, any agent of the Company administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of its affiliates any information and data the Company requests in order to facilitate the grant of the Award and the administration of the Plan; (b) waives any data privacy rights the Participant may have with respect to such information; and (c) authorizes the Company and its agents to store and transmit such information in electronic form.
(f)Consent to Electronic Delivery. By entering into this Agreement and accepting the Restricted Shares evidenced hereby, Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, this Agreement and the Restricted Shares via Company website, email or other electronic delivery.

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(g)Headings and Captions. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
(h)Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

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